Exhibit 99.1

CONTACT:
Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS FOURTH QUARTER AND FISCAL

YEAR 2011 FINANCIAL RESULTS

CHELMSFORD, Mass., September 7, 2011 – Sycamore Networks, Inc. (NASDAQ: SCMR), today reported its results for the fourth quarter and fiscal year ended July 31, 2011. Revenue for the fourth quarter of fiscal 2011 was $13.0 million, compared with $22.2 million for the fourth quarter of fiscal 2010. Revenue for fiscal 2011 was $48.7 million, compared with $68.6 million in fiscal 2010.

Net loss for the fourth quarter of fiscal 2011, on a generally accepted accounting principles (“GAAP”) basis, was $3.6 million, or $0.13 per share, compared with a GAAP net income of $0.5 million, or $0.02 per share for the fourth quarter of fiscal 2010. Non-GAAP net loss for the fourth quarter of fiscal 2011 was $2.5 million, or $0.09 per share, compared with non-GAAP net income of $1.3 million, or $0.05 per share for the fourth quarter of fiscal 2010. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

Net loss for fiscal 2011, on a GAAP basis, was $17.8 million or $0.62 per share, compared with GAAP net loss of $14.8 million or $0.52 per share for fiscal 2010. Non-GAAP net loss for fiscal 2011 was $14.7 million, or $0.51 per share, compared with non-GAAP net loss of $4.8 million, or $0.17 per share for fiscal 2010. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

“Sycamore’s fourth quarter results continue to reflect the ongoing state of the bandwidth management market. Our Intelligent Bandwidth Management solutions play an important role in carrier networks around the world and they continue to contribute positively to Sycamore’s overall operating results,” said Daniel E. Smith, president and chief executive officer. “We are pleased with the progress we are making in our IQstream trials and continue to receive strong interest from mobile operators. In today’s environment where capital dollars are scarce and demand for mobile data continues to grow, we believe our unique approach to mobile broadband optimization can help operators cost-effectively manage capacity constraints in the backhaul.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) develops and markets intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. We also develop and market a mobile broadband solution designed to help mobile operators reduce congestion in mobile access networks. Sycamore products enable network operators to efficiently and cost-effectively provision and manage network capacity to support a wide range of converged services such as voice, video and data. Our global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing are largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

We wish to caution you that certain matters discussed in this news release may constitute forward-looking statements regarding future events that involve risks and uncertainties. Risks and uncertainties in the Company’s business include, but are not limited to, reliance on a limited number of customers; industry pricing pressures; the Company’s decision to focus future development efforts on mobile broadband opportunities; the high cost of product development and keeping pace with evolving features and technologies desired by customers; unexpected difficulties in developing and marketing new mobile broadband products and the inability of new products to achieve market acceptance or to function as expected; the consolidation of both suppliers and customers in the telecommunications marketplace; and general economic conditions. Certain additional risks are set forth in more detail in the section entitled “Risk Factors” in the Company’s reports filed on Forms 10-Q and 10-K with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2011	July 31, 2010

Assets

Current assets:
Cash and cash equivalents	$60,765	$104,416
Short-term investments	335,847	450,722
Accounts receivable, net	8,764	14,168
Inventories	11,537	11,175
Prepaids and other current assets	1,770	1,873

Total current assets	418,683	582,354

Property and equipment, net	5,978	6,569
Long-term investments	44,786	81,739
Other assets	290	358

Total Assets	$469,737	$671,020

Liabilities and Stockholders’ Equity

Current liabilities:
Deferred revenue	$9,141	$10,930
Other current liabilities	8,325	10,455

Total current liabilities	17,466	21,385

Long term deferred revenue	1,812	3,918
Long term liabilities	1,702	1,714

Total liabilities	20,980	27,017

Common stock	29	28
Additional paid-in capital	1,583,124	1,759,520
Accumulated deficit	(1,133,958)	(1,116,160)
Other equity	(438)	615

Total stockholders’ equity	448,757	644,003

Total Liabilities and Stockholders’ Equity	$469,737	$671,020

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Year Ended
	July 31, 2011	July 31, 2010	July 31, 2011	July 31, 2010

Revenue	$12,959	$22,232	$48,688	$68,617
Cost of revenue	5,627	10,171	22,510	30,954

Gross profit	7,332	12,061	26,178	37,663

Operating expenses:
Research and development	6,635	7,469	26,619	31,685
Sales and marketing	2,614	2,869	10,755	10,942
General and administrative	1,932	2,125	8,194	9,098
Restructuring expense	—	(25)	—	5,625
Asset impairment	—	—	—	1,076

Total operating expenses	11,181	12,438	45,568	58,426

Loss from operations	(3,849)	(377)	(19,390)	(20,763)

Interest and other income, net	312	1,023	1,950	5,592

Income (loss) before income taxes	(3,537)	646	(17,440)	(15,171)
Income tax expense (benefit)	81	125	358	(366)

Net income (loss)	$(3,618)	$521	$(17,798)	$(14,805)

Net income (loss) per share:
Basic	$(0.13)	$0.02	$(0.62)	$(0.52)
Diluted	$(0.13)	$0.02	$(0.62)	$(0.52)

Weighted average shares outstanding:
Basic	28,692	28,427	28,567	28,422
Diluted	28,692	28,427	28,567	28,422

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Year Ended
	July 31, 2011	July 31, 2010	July 31, 2011	July 31, 2010

Revenue	$12,959	$22,232	$48,688	$68,617
Cost of revenue	5,457	10,043	21,705	30,386

Gross profit	7,502	12,189	26,983	38,231

Operating expenses:
Research and development	6,249	7,206	25,771	30,593
Sales and marketing	2,358	2,626	10,036	10,018
General and administrative	1,673	1,925	7,476	8,333

Total operating expenses	10,280	11,757	43,283	48,944

Income (loss) from operations	(2,778)	432	(16,300)	(10,713)

Interest and other income, net	312	1,023	1,950	5,592

Income (loss) before income taxes	(2,466)	1,455	(14,350)	(5,121)
Income tax expense (benefit)	81	125	358	(366)

Net income (loss)	$(2,547)	$1,330	$(14,708)	$(4,755)

Net Income (loss) per share:
Basic	$(0.09)	$0.05	$(0.51)	$(0.17)
Diluted	$(0.09)	$0.05	$(0.51)	$(0.17)

Weighted average shares outstanding:
Basic	28,692	28,427	28,567	28,422
Diluted	28,692	28,427	28,567	28,422

Sycamore Networks, Inc.

Reconciliation of GAAP to Non-GAAP Net Loss

(in thousands, except per share data)

	Three Months Ended		Year Ended
	July 31, 2011	July 31, 2010	July 31, 2011	July 31, 2010

GAAP net income (loss)	$(3,618)	$521	$(17,798)	$(14,805)

Stock-based compensation expense:
Cost of revenue	170	128	466	509
Research and development	386	263	848	1,092
Sales and marketing	256	243	719	924
General and administrative	259	200	718	765

Total stock based compensation expense	1,071	834	2,751	3,290
Asset impairment charge:
Operating expense	—	—	—	1,076
Restructuring and other asset impairments:
Operating expense	—	(25)	—	5,625
Cost of revenue	—	—	339	59

Non-GAAP net income (loss)	$(2,547)	$1,330	$(14,708)	$(4,755)